FORM OF
                                VOTING AGREEMENT

          THIS VOTING AGREEMENT (this "AGREEMENT") is entered into as of September __, 2001 by and among Warburg Pincus Private Equity VIII, L.P. ("INVESTOR"), the stockholder of Evolve Software, Inc. whose name appears on the signature page of this Agreement (the "STOCKHOLDER"), and, if applicable, solely for purposes of Article IV hereof, the individual identified on EXHIBIT "A"
                                                                -----------
hereto (the "SPOUSE").

          WHEREAS, as of the date hereof, the Stockholder owns beneficially, or of record, or has the power to vote, or direct the vote of, the number of shares of Common Stock, par value $0.001 per share ("COMPANY COMMON STOCK"), of Evolve Software, Inc., a Delaware corporation (the "COMPANY") as set forth on EXHIBIT
                                                                       -------
"B" hereto (all such Company Common Stock and any shares of Company Common Stock
--
of which ownership of record or the power to vote is hereafter acquired by the Stockholder prior to the termination of this Agreement being referred to herein as the "SHARES").

          WHEREAS, concurrently with the execution and delivery of this Agreement, Investor and the Company are entering into a Series A Preferred Stock Purchase Agreement of even date herewith (as the same may be amended from time to time, the "PURCHASE AGREEMENT") which provides, upon the terms and subject to the conditions thereof, for Investor's purchase of preferred stock to be issued by the Company (the "INVESTMENT"). Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Purchase Agreement.

          WHEREAS, as a condition to the willingness of Investor to enter into the Purchase Agreement, Investor has requested that the Stockholder agrees, and, in order to induce Investor to enter into the Purchase Agreement, the Stockholder has agreed, to enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Purchase Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                          TRANSFER AND VOTING OF SHARES
                          -----------------------------

          SECTION 1.01.  Vote in Favor of Investment and Related Matters.
                         -----------------------------------------------
During the period commencing on the date hereof and terminating at the earliest to occur of (a) the approval by the Company's stockholders of each of the matters described herein, (b) the termination of the Purchase Agreement according to the terms set forth therein, (c) the repayment of any convertible promissory notes issued pursuant to that certain side Letter Agreement between the Investor and the Company dated September __, 2001, and (d) the termination of this Agreement by mutual consent of the parties (the "TERM"), the Stockholder, solely in the Stockholder's capacity as a stockholder of the Company, agrees to vote (or cause to be voted) all of the Shares at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, (i) in favor of the approval of the transactions contemplated by the Purchase Agreement including the issuance of capital stock of the Company pursuant thereto, (ii) in favor, to the extent it is necessary, of an increase in the number of authorized, but unissued, shares of Company Common Stock, in an amount determined by the Company's Board of Directors, (iii) in favor, if proposed by the Company's Board of Directors, of a reverse stock split of the Company's Common Stock, and (iv) in favor of any other matter directly relating to and in furtherance of consummation of the transactions contemplated by the Purchase Agreement.

          SECTION 1.02.  Grant of Proxy; Further Assurances.
                         ----------------------------------

          (a) The Stockholder, by this Agreement, with respect to the Shares, does hereby revoke any and all previous proxies granted with respect to the Shares, and irrevocably constitute and appoint Investor, or any nominee of Investor, with full power of substitution, as his, her or its true and lawful attorney and proxy, for and in his, her or its name, place and stead, to vote each of such Shares as the Stockholder's proxy, at every annual, special or adjourned meeting of the stockholders of the Company (including the right to sign his, her or its name (as shareholder) to any consent, certificate or other document relating to the Company that may be permitted or required by applicable law) in accordance with the provisions set forth in Section 1.01. The Stockholder acknowledges receipt and review of a copy of the Purchase Agreement.

          (b) The Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Investor the power to carry out the provisions of this Agreement.

          (c ) The Stockholder will not, during the Term, sell or otherwise dispose of the Shares unless each transferee of any Shares shall execute and deliver to Investor an identical form of this Agreement prior to the effectiveness of such transfer. The Stockholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Shares except in compliance with the foregoing restriction.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES;
                          COVENANTS OF THE STOCKHOLDERS
                          -----------------------------

          The Stockholder hereby represents and warrants and covenants to Investor as follows:

          SECTION 2.01.  Organization; Authorization.  The Stockholder has all
                         ---------------------------
legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and, assuming its due authorization, execution and delivery by Investor, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

          SECTION 2.02.  No Conflict; Required Filings and Consents.
                         ------------------------------------------

          (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which it or any of the Stockholder's properties is bound or affected, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to another party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Stockholder, (including, without limitation, the Shares) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by the Stockholder of the Stockholder's obligations under this Agreement. Except as set forth in the Amended and Restated Stockholder Rights Agreement dated June 28, 2000 among the Company and various Stockholders, the Stockholder does not have any understanding in effect with respect to the voting or transfer of any Shares.

          SECTION 2.03.  Litigation.  There is no private or governmental
                         ----------
action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Stockholder or any of the Stockholder's affiliates, threatened against the Stockholder or any of the Stockholder's affiliates or any of the Stockholder's properties or any of its officers or directors, in the case of a corporate entity (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to materially delay or impair the Stockholder's ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against the Stockholder or any of the Stockholder's affiliates, or, to the knowledge of the Stockholder of any of the Stockholder's affiliates, any of its directors or officers, in the case of a corporate entity (in their capacities as such), or any of its partners (in the case of a partnership) that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a material adverse effect on the Stockholder's ability to consummate the transactions contemplated by this Agreement.

          SECTION 2.04.  Title to Shares.  The Stockholder is the record or
                         ---------------
beneficial owner of the Shares free and clear of all encumbrances, proxies or voting restrictions that would prevent the Stockholder from satisfying its obligations pursuant to this Agreement. The Shares are all the securities of the Company owned of record or beneficially by the Stockholder on the date of this Agreement.

          SECTION 2.05.  Finder's Fees.  No investment banker, broker, finder or
                         -------------
other intermediary is entitled to a fee or commission from Investor or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

                                   ARTICLE III

                               GENERAL PROVISIONS
                               ------------------

          SECTION 3.01.  Notices.  All notices and other communications given or
                         -------
made pursuant hereto shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 3.01):

          (a)  If  to  the  Investor:

                  Warburg  Pincus  Private  Equity  VIII,  L.P.
                  466 Lexington Avenue
                  New York, NY 10017
                  Attn: Scott A. Arenare, General Counsel
                  Facsimile No.: 212-878-9200

                  with a copy to:

                  Mr. Barry Taylor
                  Warburg Pincus LLC
                  850 Oak Grove Avenue
                  Menlo Park, CA 94025
                  Facsimile No.: 650-798-0450

                  and a copy to:

                  Davis, Polk & Wardwell
                  1600 El Camino Real
                  Menlo Park, California  94025
                  Attention:  Francis Currie
                  Facsimile No.:  (650) 752-2111

         (b) If to the Stockholder, to the address set forth as the signature page hereto.

          SECTION 3.02.  Headings.  The headings contained in this Agreement are
                         --------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 3.03.  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 3.04.  Entire Agreement.  This Agreement constitutes the
                         ----------------
entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

          SECTION 3.05.  Assignment.  The provisions of this Agreement shall be
                         ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except that Investor may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to an affiliate without the consent of the Stockholder.

          SECTION 3.06.  Fees and Expenses.  Except as otherwise provided
                         -----------------
herein, all costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          SECTION 3.07.  Specific Performance.  The parties hereto agree that
                         --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          SECTION 3.08.  Governing Law.  This Agreement shall be governed by,
                         -------------
and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceeding arising out of or relating to this Agreement shall be heard and determined in the courts located in the State of Delaware.

          SECTION 3.09.  No Waiver.  No failure or delay by any party in
                         ---------
exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 3.10.  Counterparts.  This Agreement may be executed in one or
                         ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES:
                            COVENANTS OF THE SPOUSES
                            ------------------------

          The Spouse hereby represents and warrants and covenants to Investor as follows:

          SECTION 4.01.  Waiver of Community Property Rights.  The Spouse shall
                         -----------------------------------
not assert or enforce, and does hereby waive, any rights granted under any community property statute with respect the Shares which would adversely affect the covenants made by the Stockholder pursuant to this Agreement; The Spouse acknowledges receipt and review of a copy of the Purchase Agreement and this Agreement.


                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                        WARBURG PINCUS PRIVATE EQUITY
                                        VIII, L.P.


                                        By: _______________________________


                                        STOCKHOLDER


                                        ____________________________________
                                        By: ________________________________
                                        Address:
                                        ____________________________________
                                        ____________________________________



                                        SPOUSE


                                        ____________________________________